Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our report dated September 11, 1998, in Post-Effective Amendment Number 7 to the Registration Statement (Form N-1A No. 33-54445) and the related Prospectus of Federated Institutional Short Duration Government Fund, dated September 30, 1998.







Pittsburgh, Pennsylvania
September 24, 1998